Exhibit 10.27C

For Non-Employee Directors Only

PEOPLE’S UNITED FINANCIAL, INC.

2007 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Granted to:

(“you” or the “Participant”)

In accordance with the terms of the People’s United Financial, Inc. 2007 Stock Option Plan (the “Plan”), People’s United Financial, Inc. (“People’s United”) is pleased to grant you a Non-Qualified Stock Option (the “Option”) to purchase              shares of People’s United Common Stock (the “Optioned Shares”). The Option shall consist of two parts: a retention award equal to 55% of the Optioned Shares (the “Retention Award”), and a recognition award equal to the remaining 45% of the Optioned Shares (the “Recognition Award”). The Option is exercisable at the times specified in Section 3 of this Agreement, and is subject to the other terms and conditions contained in this Agreement and in the Plan.

You and People’s United agree that the Option is subject to the following terms and conditions:

1. Definitions. All of the terms and provisions of the Plan are deemed incorporated into this Agreement by reference to the same effect as if the Plan were set forth herein in its entirety. All terms used in this Agreement and defined in the Plan shall, unless otherwise defined herein, have the same meanings as in the Plan. The term “Common Stock” refers to the Common Stock, par value $.01 per share, of People’s United Financial, Inc., and includes any stock or other securities into which such shares of Common Stock may be changed, as contemplated by Section 7.3 of the Plan. The terms “affiliate”, “directors”, “person”, and “security”, or any variations of such terms, shall have the broadest meanings assigned to them by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. The terms “you” and “your” shall include, when the context requires, any persons entitled to exercise the Option by virtue of Section 6 of this Agreement.

2. Grant Date; Term of Option; Option Price. The Option is granted and made effective              (the “Grant Date”) and shall expire at the end of the Option Period as specified in Section 8 of this Agreement. The Exercise Price for the Option is $             per share, which represents the Fair Market Value of the Common Stock on the Grant Date.

3. Exercise of Option. Provided that the Option has not sooner expired in accordance with the Plan or Section 8 hereof, the Option will be exercisable with respect to twenty percent (20%) of the Optioned Shares on each anniversary of the Grant Date

beginning on the first anniversary (                    ) and continuing through the fifth anniversary of the Grant Date (                    ). The Option will only be exercisable if you have continuously been an Eligible Director of an Employer from the Grant Date through the exercise date; provided, however, that notwithstanding the foregoing, the Option will become immediately exercisable with respect to Optioned Shares that are not yet exercisable and that comprise the Recognition Award as of the date of your termination of Service with an Employer by reason of your death or Disability. The Option relating to Optioned Shares that comprise the Retention Award that are not yet exercisable as of the date of your termination of Service with an Employer shall not become exercisable upon termination of Service by reason of your death or Disability, and will be forfeited. Notwithstanding anything to the contrary in the foregoing, all Optioned Shares shall become fully exercisable upon the occurrence of a Change of Control if you are an Eligible Director of an Employer at the time a Change of Control occurs.

Once Optioned Shares have become available for purchase in accordance with the foregoing schedule, any unpurchased Optioned Shares included in an installment or part of an installment of Optioned Shares shall remain subject to purchase on a cumulative basis until the Option expires in accordance with the Plan or Section 8 hereof. The Option may not be exercised for fractional shares of Common Stock, and all fractional shares shall be rounded to the nearest whole number below the actual number of shares.

4. Method of Exercise. You (or such other person as is provided in Section 6 hereof) may exercise the Option only by delivering written notice to People’s United setting forth your irrevocable election to purchase all or a designated part of any then exercisable installment or installments of Optioned Shares. Subject to Section 8 hereof, the notice of exercise must be delivered to People’s United on or before the close of business on a date which is or precedes the last day of the Option Period, except that if the last day of the Option Period is a Saturday, Sunday or a day on which either the corporate headquarters of People’s United or the markets for equity securities generally are closed, the notice shall be delivered before the close of business on the business day preceding the last day of the Option Period.

The notice shall contain specific reference to this Agreement and the Plan and must be signed by you (or by such other person as is provided in Section 6 hereof). The notice shall be accompanied by payment in full of the Exercise Price by cash, certified or bank check or, if the Committee consents, payment in full or in part may also be made in the form of Common Stock already owned by you, as provided in Section 6.1 of the Plan. Payment for any Optioned Shares to be purchased upon exercise of the Option may also be made by delivering a properly executed exercise notice to People’s United, together with a copy of irrevocable instructions to a broker to deliver promptly to People’s United the amount of sale or loan proceeds to pay the purchase price. If at any time this Agreement is in effect, you are or potentially could be subject to Section 16 of the Exchange Act, an election to make payment in full or in part in the form of Common Stock shall be subject to compliance with the provisions of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, as interpreted by the Committee. No Optioned Shares shall be issued until full payment therefor has been made or the Committee has approved alternative arrangements for payment.

5. Persons Entitled to Exercise. The Option, to the extent then exercisable, may be exercised prior to the expiration of the Option Period:

(a) except as provided below or in the Plan, only by you during your lifetime;

(b) in the event of your death while an Eligible Director of an Employer, by the executor or other legal representative of your estate; and

(c) in the event of your Disability, by you or by your legal representative.

Any exercise of the Option by your legal representative or by the executor or other legal representative of your estate shall be subject to all of the terms and conditions of this Agreement and of the Plan and shall entitle such representative to no greater part of the Optioned Shares than you could have acquired if you had exercised the Option at the time of termination of Service with an Employer by reason of your death or Disability.

7. Delivery of Certificates. People’s United may postpone the time of delivery of certificates for the Optioned Shares for such time as it deems necessary or desirable to enable it to comply with the listing requirements of any securities exchange or stock quotation system upon which the Common Stock may be listed or quoted, the requirements of the Securities Act or the Exchange Act, any rules or regulations of the SEC promulgated thereunder, or the requirements of applicable state laws relating to the authorization, issuance or sale of securities generally. Until certificates representing Optioned Shares are delivered to you or transfer is effected by book entry on the stock transfer records of People’s United, you will have no right to vote or receive dividends with respect to the Optioned Shares.

8. Option Period. The Option shall lapse and terminate (i) on the date of termination of your Service (or, if sooner, the expiration date of the ten-year period commencing on the Grant Date), as to all of the Optioned Shares that either (A) are not yet exercisable on the date of such termination or (B) do not become exercisable at the time of such termination pursuant to the terms of this Agreement, and (ii) as to all of the Optioned Shares that are exercisable (but unexercised) on the date of termination of Service, on the first to occur of the events listed in (a) through (d) below:

(a) The last day of the ten-year period commencing on the Grant Date; or

(b) Immediately, upon Termination for Cause; or

(c) The close of business on the last day of the three-month period commencing on the date of termination of Service with an Employer for any reason other than death, Disability, or Termination for Cause; or

(d) The close of business on the last day of the one-year period commencing on the date of termination of Service with an Employer due to death or Disability.

The Option Period may be suspended in connection with a possible Termination for Cause under the circumstances set forth and as described in Section 5.5(c) of the Plan.

Upon expiration of the Option Period, this Agreement shall be of no further validity or effect, except with respect to Optioned Shares previously purchased.

9. Reservation of Shares. During the Option Period, People’s United will reserve from its authorized and unissued Common Stock, or from its treasury stock (or from both), a sufficient number of shares to provide for the delivery of the Optioned Shares upon exercise of the Option in accordance herewith and subject to the provisions of Section 7 hereof. If the Option should expire, lapse or otherwise become unexercisable for any reason specified in or contemplated by this Agreement or the Plan, to the extent that the Option shall not have been exercised as to the full number of the Optioned Shares subject thereto, the unpurchased Optioned Shares shall be deemed freed automatically from any such reservation and shall become immediately available for issuance and delivery pursuant to other option agreements under the Plan.

10. Corporate Law Status of Shares. The shares of Common Stock issuable upon exercise of the Option in accordance herewith, upon issuance, delivery and payment for such shares in accordance with this Agreement, shall constitute validly issued and outstanding shares of capital stock of People’s United. When so paid for, such shares will be fully paid and non-assessable. Throughout the Option Period (subject to the shortening thereof under Section 8 hereof), People’s United will have full legal right and authority to issue and deliver the Optioned Shares as contemplated by this Agreement.

11. Adjustments in Optioned Shares. In the event of any changes in the capital structure or reorganization of People’s United during the term of this Agreement, the provisions of Section 7.3 of the Plan shall apply.

12. Restrictions on Transferability. Except as provided in Section 6 hereof, neither the Option nor any of your rights, interests or benefits thereunder or hereunder shall be subject to voluntary or involuntary assignment, transfer, pledge, hypothecation or other form of absolute or conditional alienation or disposition, directly or indirectly. The Option shall be unexercisable during any period in which there is in effect, and may be terminated in all respects by the Committee in the event of, a purported assignment of the Option or of any such rights, interests or benefits thereunder or under this Agreement, except as provided in Section 6 hereof.

13. Modification and Waiver. No modification or waiver of any of the provisions of this Agreement shall be binding upon either People’s United or you unless made in writing and signed by you and countersigned on behalf of People’s United by an executive officer thereof (other than you, if you should be or become such an officer).

14. Binding Effect. Except as provided in Section 12 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

15. Resolution of Controversies. Any dispute or disagreement that may arise under, or in any way may relate to, the interpretation, construction or application of this Agreement shall be subject to determination by the Committee after appropriate notice to the affected parties and reasonable opportunity to be heard by the Committee. Any determination made by the Committee shall be final, binding and conclusive for all purposes.

16. Notices. All notices, requests, demands, or other communications required, permitted or contemplated by this Agreement shall be deemed effectively served, delivered or otherwise made (a) upon receipt if manually delivered, or (b) upon the delivery date shown on the returned receipt (or if delivery is refused on the date presented for delivery) if mailed by the United States registered or certified mail, postage prepaid, return receipt requested, and if intended for People’s United, directed to the Committee’s attention at People’s United Bank, 850 Main Street, Bridgeport, Connecticut 06604; or if intended for you, directed to you at the address set forth below immediately following your signature. Either party may, by notice delivered in accordance with this Section, notify the other party of a different address for all future notices, which will be effective upon delivery to the other party.

17. Severability. In case any covenant, condition, term or provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, in whole or in part, by a judgment, order or decree of any court of competent jurisdiction, from which judgment, order or decree no further appeal or petition for review is available, the validity of the remaining covenants, conditions, terms and provisions contained in this Agreement, and the validity of the remaining part of any term or provision held to be partially invalid, illegal or unenforceable, shall in no way be affected, prejudiced or disturbed thereby.

18. Entire Agreement. This Agreement and the Plan contain all understandings between you and People’s United regarding the Option and Optioned Shares. No other communications regarding the Option or Optioned Shares are to be considered binding upon you and People’s United unless they are identified as amendments to this Agreement, are in writing and are signed by you and People’s United as provided in this Agreement.

IN WITNESS WHEREOF, People’s United has caused this Agreement to be executed on its behalf by its                                     , and you have executed this Agreement, intending to be legally bound hereby, effective the      day of             ,         .

PEOPLE’S UNITED FINANCIAL, INC.

By:

Its

Your Signature

Your Mailing Address